Exhibit 99.1

Charles River Announces Second-Quarter 2012 Results from Continuing Operations

– Second-Quarter Sales of $284.7 Million –

– PCS Sales Increase Year-Over-Year and Sequentially –

– Second-Quarter GAAP Earnings per Share of $0.63 and Non-GAAP Earnings per Share of $0.75 –

– Updates Sales and EPS Guidance for 2012 –

WILMINGTON, Mass.--(BUSINESS WIRE)--August 7, 2012--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2012. For the quarter, net sales from continuing operations were $284.7 million, a decrease of 1.2% from $288.3 million in the second quarter of 2011. Excluding foreign currency translation, which reduced reported sales by 3.1%, second-quarter 2012 sales increased by 1.9%. On a segment basis, sales increased in the Preclinical Services (PCS) segment, but declined in the Research Models and Services (RMS) segment due primarily to foreign currency translation.

On a GAAP basis, net income from continuing operations for the second quarter of 2012 was $30.5 million, or $0.63 per diluted share, compared to $34.2 million, or $0.66 per diluted share, for the second quarter of 2011. In 2011, the second-quarter results included a $7.7 million gain ($0.15 per share both before and after tax) on the settlement of a life insurance policy.

On a non-GAAP basis, net income from continuing operations was $36.4 million for the second quarter of 2012, an increase of 1.2% from $35.9 million for the same period in 2011. Second-quarter 2012 diluted earnings per share on a non-GAAP basis were $0.75, an increase of 7.1% compared to $0.70 per share in the second quarter of 2011. Non-GAAP earnings per share benefited primarily from stock repurchases.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are very pleased to report another strong quarter for non-GAAP earnings per share, and to increase both our GAAP and non-GAAP earnings per share guidance for 2012. The PCS segment led the quarter’s sales growth, benefiting from the strategic partnership which was initiated with a global pharmaceutical company in the fourth quarter of 2011, as well as improved demand for regulated safety assessment. We believe that biopharmaceutical companies continue to move forward with outsourcing as a cornerstone of their goal to improve efficiency and enhance productivity of the drug development pipeline. Our continuing discussions with multiple large clients concerning strategic relationships indicate to us that they value Charles River’s broad portfolio of early-stage products and services, our scientific expertise, and our flexible solutions to their drug development challenges.”

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Second-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $173.6 million in the second quarter of 2012, a decrease of 2.6% from $178.2 million in the second quarter of 2011. Excluding foreign exchange, which reduced reported sales by 3.8%, RMS sales increased by 1.2%. On a sequential basis, sales declined primarily due to lower sales of research models, reflecting seasonal softness in Europe and Japan, as well as the unfavorable impact from foreign exchange.

In the second quarter of 2012, the RMS segment’s GAAP operating margin was 32.0% compared to 31.3% for the second quarter of 2011. On a non-GAAP basis, the operating margin increased to 32.8% from 32.6% in the second quarter of 2011. The non-GAAP operating margin improvement was primarily attributable to receipt of an insurance settlement related to last year’s disaster in Japan.

Preclinical Services (PCS)

Second-quarter 2012 net sales from continuing operations for the PCS segment were $111.1 million, an increase of 0.9% from $110.1 million in the second quarter of 2011. Foreign currency translation reduced reported sales by 2.1%. Excluding foreign exchange, constant-currency sales growth of 3.0% was primarily driven by increased demand for non-GLP discovery services. On a sequential basis, sales growth was also driven by improved demand for regulated safety assessment services and biopharmaceutical services (BPS).

In the second quarter of 2012, the PCS segment’s GAAP operating margin increased to 9.7% from 7.2% in the second quarter of 2011. On a non-GAAP basis, the operating margin declined to 13.1% from 14.0% in the second quarter of 2011. The non-GAAP operating margin decline was primarily attributable to the initial transfer of client protocols under the strategic partnership.

Stock Repurchase Update

During the second quarter of 2012, the Company repurchased approximately 458,000 shares for $15.3 million. As of June 30, 2012, Charles River had $88.5 million remaining on its $750 million stock repurchase authorization.

Six-Month Results

For the first six months of 2012, net sales decreased by 0.6% to $570.7 million from $574.1 million in the same period in 2011. Foreign currency translation reduced reported sales by 2.0%.

On a GAAP basis, net income from continuing operations for the first half of 2012 was $57.0 million, or $1.17 per diluted share, compared to $69.5 million, or $1.30 per diluted share, for the same period in 2011.

On a non-GAAP basis, net income from continuing operations for the first half of 2012 was $70.3 million, or $1.45 per diluted share, compared to $69.1 million, or $1.30 per diluted share, for the same period in 2011.

Research Models and Services (RMS)

For the first six months of 2012, RMS net sales were $356.8 million, an increase of 1.5% from $351.5 million in the same period in 2011. Foreign currency translation reduced reported sales by 2.3%. On a GAAP basis, the RMS segment operating margin was 32.2% in the first half of 2012, compared to 30.6% for the prior-year period. On a non-GAAP basis, the operating margin was 33.1% in the first half of 2012, compared to 31.9% for the same period in 2011.

Preclinical Services (PCS)

For the first six months of 2012, PCS net sales were $213.9 million, a decrease of 3.9% from $222.6 million in the same period in 2011. Foreign currency translation reduced reported sales by 1.6%. On a GAAP basis, the PCS segment operating margin was 7.0% in the first half of 2012, compared to 7.7% for the prior-year period. On a non-GAAP basis, the operating margin was 11.1% in the first half of 2012, compared to 14.0% for the same period in 2011.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the second quarter of 2012 and 2011 were as follows:

($ in millions)	2Q12	2Q11
Amortization of intangible assets	$4.4	$5.8
Severance related to cost-savings actions	--	0.9
Impairment and other items, net (1)	--	0.5
Adjustment of contingent consideration related to an acquisition	--	(1.2)
Operating losses for PCS China, Massachusetts and Arkansas	0.7	2.7
Costs associated with evaluation of acquisitions	0.7	--
Gain on settlement of life insurance policy	--	(7.7)
Fees and tax costs associated with corporate subsidiary restructuring	--	1.0
Convertible debt accounting	3.6	3.4

(1) In the second quarter of 2011, these items were related primarily to an asset impairment associated with the Company’s RMS large model operations and a gain related to the disposition of its RMS Discovery Research Services facility in Michigan.

Items excluded from non-GAAP results in the first half of 2012 and 2011 were as follows:

($ in millions)	1H12	1H11
Amortization of intangible assets	$8.9	$11.2
Severance related to cost-savings actions	0.9	1.4
Impairment and other charges (1)	--	0.9
Adjustment of contingent consideration related to acquisitions	--	(1.2)
Operating losses for PCS China, Massachusetts and Arkansas	2.0	5.4
Costs associated with evaluation of acquisitions	1.0	--
Gain on settlement of life insurance policy	--	(7.7)
Loss on the sale of auction rate securities	0.7	--
Fees and tax costs associated with corporate subsidiary restructuring	--	1.0
Convertible debt accounting	7.1	6.7
Tax benefit related to disposition of Phase I clinical business	--	(11.1)

(1) In the first half of 2011, these items were related primarily to an asset impairment associated with the Company’s RMS large model operations and a gain related to the disposition of its RMS Discovery Research Services facility in Michigan, as well as exiting a defined benefit plan in RMS Japan.

2012 Guidance

The Company is updating its forward-looking guidance based on continuing operations for 2012. The Company has revised its reported sales guidance to reflect a more significant impact from foreign currency translation, which is now expected to reduce reported sales by approximately 2%. The Company’s constant-currency sales outlook remains unchanged.

The Company has raised its GAAP and non-GAAP earnings per share guidance for 2012 to reflect the strong first-half performance and expectation for relatively stable trends in the second half of the year, partially offset by the impact of foreign exchange. RMS sales and operating margin are expected to be slightly lower in the second half than in the first half of the year, reflecting normal seasonal patterns.

2012 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	(1)% - 1%	0% - 2%
Impact of foreign exchange	Approx. 2%	Approx. 1%
Net sales growth, constant currency	1% - 3%	1% - 3%
GAAP EPS estimate	$2.12 - $2.22	$2.10 - $2.20
Amortization of intangible assets	$0.25	$0.25
Operating losses (1)	$0.05	$0.05
Severance costs and other items (2)	$0.04	$0.03
Convertible debt accounting	$0.20	$0.20
Non-GAAP EPS estimate	$2.63 - $2.73	$2.60 - $2.70

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.

(2) Other items primarily include costs associated with the evaluation of acquisitions and a loss on the sale of auction rate securities.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, August 8, at 8:30 a.m. ET to discuss matters relating to this press release. The webcast will continue through 12:00 p.m. to broadcast an investor meeting hosted by the Company. To participate in either event, please go to ir.criver.com and select the webcast link. At the meeting, Company management is planning to discuss a strategic overview of the business. You can find the associated slide presentations and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our cost-savings actions, taxes associated with the disposition of our Phase I clinical business, the gain on the settlement of a life insurance policy, fees and tax costs associated with corporate subsidiary restructuring, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our organic sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2012 financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services; including our expectations for revenue trends for 2012; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2012, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011

Total net sales	$284,723	$288,263	$570,704	$574,106
Cost of products sold and services provided	181,138	181,943	362,907	365,148
Gross margin	103,585	106,320	207,797	208,958
Selling, general and administrative	49,900	47,209	105,877	102,216
Amortization of intangibles	4,411	5,797	8,906	11,177
Operating income	49,274	53,314	93,014	95,565
Interest income (expense)	(7,928)	(10,101)	(16,178)	(19,753)
Other income (expense)	(1,346)	(408)	(1,690)	(345)
Income from continuing operations before income taxes	40,000	42,805	75,146	75,467
Provision (benefit) for income taxes	9,453	8,649	18,129	5,934
Income from continuing operations, net of tax	30,547	34,156	57,017	69,533
Discontinued operations, net of tax	42	(1,732)	119	(5,677)
Net income	30,589	32,424	57,136	63,856
Noncontrolling interests	(121)	(106)	(229)	(203)
Net income attributable to common shareowners	$30,468	$32,318	$56,907	$63,653

Earnings per common share
Basic:
Continuing operations	$0.63	$0.67	$1.18	$1.32
Discontinued operations	$-	$(0.03)	$-	$(0.11)
Net	$0.63	$0.63	$1.18	$1.21
Diluted:
Continuing operations	$0.63	$0.66	$1.17	$1.30
Discontinued operations	$-	$(0.03)	$-	$(0.11)
Net	$0.63	$0.63	$1.17	$1.20

Weighted average number of common shares outstanding
Basic	48,029,744	50,991,731	48,142,347	52,464,839
Diluted	48,412,800	51,680,737	48,581,891	53,152,005

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$76,076	$68,905
Trade receivables, net	208,046	184,810
Inventories	92,283	92,969
Other current assets	75,047	79,052
Current assets of discontinued businesses	107	107
Total current assets	451,559	425,843
Property, plant and equipment, net	727,405	738,030
Goodwill, net	196,225	197,561
Other intangibles, net	84,570	93,437
Deferred tax asset	43,983	44,804
Other assets	41,399	57,659
Long-term assets of discontinued businesses	932	986
Total assets	$1,546,073	$1,558,320

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$134,830	$14,758
Accounts payable	34,487	34,332
Accrued compensation	37,363	41,602
Deferred revenue	60,993	56,530
Accrued liabilities	45,033	54,377
Other current liabilities	14,367	14,033
Current liabilities of discontinued businesses	1,053	1,165
Total current liabilities	328,126	216,797
Long-term debt & capital leases	551,397	703,187
Other long-term liabilities	99,318	108,451
Long-term liabilities of discontinued businesses	2,381	2,522
Total liabilities	981,222	1,030,957
Non-controlling interests	2,014	1,780
Total equity	564,851	527,363
Total liabilities and equity	$1,546,073	$1,558,320

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011
Research Models and Services
Net sales	$173,611	$178,163	$356,763	$351,534
Gross margin	76,266	78,307	158,462	152,146
Gross margin as a % of net sales	43.9%	44.0%	44.4%	43.3%
Operating income	55,542	55,691	115,009	107,433
Operating income as a % of net sales	32.0%	31.3%	32.2%	30.6%
Depreciation and amortization	9,085	9,318	18,027	18,587
Capital expenditures	7,569	4,010	20,469	8,413

Preclinical Services
Net sales	$111,112	$110,100	$213,941	$222,572
Gross margin	27,319	28,013	49,335	56,812
Gross margin as a % of net sales	24.6%	25.4%	23.1%	25.5%
Operating income	10,809	7,875	14,983	17,181
Operating income as a % of net sales	9.7%	7.2%	7.0%	7.7%
Depreciation and amortization	10,980	12,498	22,040	24,494
Capital expenditures	1,872	2,650	3,084	5,037

Unallocated Corporate Overhead	$(17,077)	$(10,252)	$(36,978)	$(29,049)

Total
Net sales	$284,723	$288,263	$570,704	$574,106
Gross margin	103,585	106,320	207,797	208,958
Gross margin as a % of net sales	36.4%	36.9%	36.4%	36.4%
Operating income	49,274	53,314	93,014	95,565
Operating income as a % of net sales	17.3%	18.5%	16.3%	16.6%
Depreciation and amortization	20,065	21,816	40,067	43,081
Capital expenditures	9,441	6,660	23,553	13,450

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011
Research Models and Services
Net sales	$173,611	$178,163	$356,763	$351,534
Operating income	55,542	55,691	115,009	107,433
Operating income as a % of net sales	32.0%	31.3%	32.2%	30.6%
Add back:
Amortization related to acquisitions	1,431	1,699	2,931	3,406
Severance related to cost-savings actions	-	213	-	442
Impairment and other items (2)	-	478	-	941
Operating income, excluding specified charges (Non-GAAP)	$56,973	$58,081	$117,940	$112,222
Non-GAAP operating income as a % of net sales	32.8%	32.6%	33.1%	31.9%

Preclinical Services
Net sales	$111,112	$110,100	$213,941	$222,572
Operating income	10,809	7,875	14,983	17,181
Operating income as a % of net sales	9.7%	7.2%	7.0%	7.7%
Add back:
Amortization related to acquisitions	2,979	4,098	5,975	7,771
Severance related to cost-savings actions	-	727	911	984
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	809	2,660	1,863	5,306
Operating income, excluding specified charges (Non-GAAP)	$14,597	$15,360	$23,732	$31,242
Non-GAAP operating income as a % of net sales	13.1%	14.0%	11.1%	14.0%

Unallocated Corporate Overhead	$(17,077)	$(10,252)	$(36,978)	$(29,049)
Add back:
Severance related to cost-savings actions	-	(40)	-	(34)
Adjustment of SPC contingent consideration and related items	-	(1,206)	-	(1,206)
Costs related to PCS China	-	-	-	141
Costs associated with the evaluation of acquisitions	744	-	976	-
Gain on settlement of life insurance policy	-	(7,710)	-	(7,710)
Costs associated with corporate legal entity restructuring	-	983	-	983
Convertible debt accounting (3)	54	54	107	107
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(16,279)	$(18,171)	$(35,895)	$(36,768)

Total
Net sales	$284,723	$288,263	$570,704	$574,106
Operating income	49,274	53,314	93,014	95,565
Operating income as a % of net sales	17.3%	18.5%	16.3%	16.6%
Add back:
Amortization related to acquisitions	4,410	5,797	8,906	11,177
Severance related to cost-savings actions	-	900	911	1,392
Adjustment of SPC contingent consideration and related items	-	(1,206)	-	(1,206)
Impairment and other items (2)	-	478	-	941
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	809	2,660	1,863	5,447
Costs associated with the evaluation of acquisitions	744	-	976	-
Gain on settlement of life insurance policy	-	(7,710)	-	(7,710)
Costs associated with corporate legal entity restructuring	-	983	-	983
Convertible debt accounting (3)	54	54	107	107
Operating income, excluding specified charges (Non-GAAP)	$55,291	$55,270	$105,777	$106,696
Non-GAAP operating income as a % of net sales	19.4%	19.2%	18.5%	18.6%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The three and six months ended June 25, 2011 include items related primarily to an asset impairment associated with the Company's RMS large model operations and a gain related to the disposition of its RMS Discovery Research Services facility in Michigan. Additionally, the six months ended June 25, 2011 also included costs associated with exiting a defined benefit plan in RMS Japan.

(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011

Net income attributable to common shareholders	$30,468	$32,318	$56,907	$63,653
Less: Discontinued operations	(42)	1,732	(119)	5,677
Net income from continuing operations	30,426	34,050	56,788	69,330
Add back:
Amortization related to acquisitions	4,410	5,797	8,906	11,177
Severance related to cost-savings actions	-	900	911	1,392
Impairment and other items (2)	-	478	-	941
Adjustment of SPC contingent consideration and related items (3)	-	(1,206)	-	(1,206)
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	657	2,660	2,019	5,447
Costs associated with the evaluation of acquisitions	744	-	976	-
Gain on settlement of life insurance policy	-	(7,710)	-	(7,710)
Loss on sale of Auction Rate Securities	-	-	712	-
Costs and taxes associated with corporate legal entity restructuring	-	983	-	983
Convertible debt accounting, net (3)	3,571	3,387	7,068	6,720
Tax benefit from disposition of Phase 1 clinical business	-	-	-	(11,111)
Tax effect	(3,441)	(3,419)	(7,100)	(6,901)
Net income, excluding specified charges (Non-GAAP)	$36,367	$35,920	$70,280	$69,062

Weighted average shares outstanding - Basic	48,029,744	50,991,731	48,142,347	52,464,839
Effect of dilutive securities:
Stock options and contingently issued restricted stock	383,056	689,006	439,544	687,166
Weighted average shares outstanding - Diluted	48,412,800	51,680,737	48,581,891	53,152,005

Basic earnings per share	$0.63	$0.63	$1.18	$1.21
Diluted earnings per share	$0.63	$0.63	$1.17	$1.20

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.76	$0.70	$1.46	$1.32
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.75	$0.70	$1.45	$1.30

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The three and six months ended June 25, 2011 include items related primarily to an asset impairment associated with the Company's RMS large model operations and a gain related to the disposition of its RMS Discovery Research Services facility in Michigan. Additionally, the six months ended June 25, 2011 also included costs associated with exiting a defined benefit plan in RMS Japan.

(3)	The three and six months ended June 30, 2012 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,518 and $6,961 and depreciation expense by $53 and $107, respectively. The three and six months ended June 25, 2011 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,333 and $6,613 and depreciation expense by $54 and $107, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF NET SALES GROWTH (YEAR-OVER-YEAR) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE (FX) (1)
For the Three and Six Months Ended June 30, 2012

For the three months ended June 30, 2012:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	(1.2%)	(2.6%)	0.9%
Impact of foreign exchange	(3.1%)	(3.8%)	(2.1%)
Net sales growth, constant currency	1.9%	1.2%	3.0%

For the six months ended June 30, 2012:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	(0.6%)	1.5%	(3.9%)
Impact of foreign exchange	(2.0%)	(2.3%)	(1.6%)
Net sales growth, constant currency	1.4%	3.8%	(2.3%)

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com